Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), is made as of January 6, 2016, by Peak Resorts, Inc., a Missouri corporation (“Peak Resorts”), HUNTER MOUNTAIN ACQUISITION, INC., a Missouri corporation (“HMA”), HUNTER MOUNTAIN SKI BOWL INC., a New York corporation (“Hunter Ski”), HUNTER MOUNTAIN FESTIVALS, LTD., a New York corporation (“Hunter Festivals”), HUNTER MOUNTAIN RENTALS LTD., a New York corporation (“Hunter Rentals”), HUNTER RESORT VACATIONS, INC., a New York corporation (“Hunter Vacations”), HUNTER MOUNTAIN BASE LODGE, INC., a New York corporation (“Hunter Lodge”), FROSTY LAND, INC.,  a New York corporation (“Frosty” and together with Peak Resorts, HMA, Hunter Ski, Hunter Festivals, Hunter Rentals, Hunter Vacations and Hunter Lodge, collectively, the “Hunter Borrowers”), JFBB Ski Areas, Inc., a Missouri corporation (“JFBB”), Boston Mills Ski Resort, Inc., an Ohio corporation (“Boston Mills”), Brandywine Ski Resort, Inc., an Ohio corporation (“Brandywine”), Sycamore Lake, Inc., an Ohio corporation (“Sycamore Lake”), Mount Snow, Ltd., a Vermont corporation (“Mount Snow”), Deltrecs, Inc., an Ohio corporation (“Deltrecs” and together with Peak Resorts, JFBB, Boston Mills, Brandywine, Sycamore Lake, Mount Snow and Deltrecs, collectively, the “2014 Borrowers”; the Hunter Borrowers and the 2014 Borrowers are collectively referred to herein as the “Borrowers”), Mad River Mountain, Inc., a Missouri corporation (“Mad River”), S N H Development, Inc., a Missouri corporation (“SNH”), L.B.O Holding, Inc., a Maine corporation (“LBO”), Hidden Valley Golf and Ski, Inc., a Missouri corporation (“Hidden Valley”), Snow Creek, Inc., a Missouri corporation (“Snow Creek”), Paoli Peaks, Inc., a Missouri corporation (“Paoli”), WC ACQUISITION CORP., a New Hampshire corporation (“WCA”), RESORT HOLDINGS, L.L.C., a Missouri limited liability company (“Resort Holdings”), and BLC OPERATORS, INC., a Pennsylvania corporation (“BLC” and together with the 2014 Borrowers, Mad River, SNH, LBO, Hidden Valley, Snow Creek, Paoli, WCA, and Resort Holdings, collectively, the “2014 Guarantors”; the Hunter Borrowers and the 2014 Guarantors are collectively, jointly and severally, referred to herein as the “Guarantor”), for the benefit of EPT SKI PROPERTIES, INC., a Delaware corporation (“EPT Ski”) and EPT MOUNT SNOW, a Delaware corporation (“EPT Mount Snow” and together with EPT Ski, collectively, “Lender”).

W I T N E S S E T H

A. The Hunter Borrowers have requested that EPT Ski make a loan (the “Hunter Loan”) to the Hunter Borrowers in the maximum principal amount of Twenty-One Million and No/100 Dollars ($21,000,000.00).

B. The Hunter Loan is evidenced by a Promissory Note of even date herewith in the original principal amount of Twenty-One Million and No/Dollars ($21,000,000.00) made by the Hunter Borrowers to the order of EPT Ski (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Hunter Note").

C. Certain terms and conditions of the Hunter Loan are set forth in the Master Credit and Security Agreement dated of even date herewith by and between the Hunter Borrowers and

Exhibit 10.4

EPT Ski (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Hunter Loan Agreement").

D. Lender has provided four separate loans (collectively, the “2014 Loans” and together with the Hunter Loan, the “Loans”) to the 2014 Borrowers in the aggregate principal amount of Ninety-Three Million One-Hundred Sixty-One Thousand Seven-Hundred Ninety-Two and No/100 Dollars ($93,161,792.00).

E. The 2014 Loans are evidenced by (i) an Amended and Restated Promissory Note dated December 1, 2014 in the original principal amount of Twenty-Three Million Two-Hundred Ninety-Three Thousand Two-Hundred Ninety-Six and No/Dollars ($23,293,296.00) made by Peak Resorts, Deltrecs, Brandywine and Boston Mills, as co-borrowers, to the order of Lender, (ii) an Amended and Restated Promissory Note dated December 1, 2014 in the original principal amount of Fourteen Million Two-Hundred Sixty-Eight Thousand Four-Hundred Ninety-Six and No/Dollars ($14,268,496.00) made by Peak Resorts and JFBB, as co-borrowers, to the order of Lender, (iii) an Amended and Restated Promissory Note dated December 1, 2014 in the original principal amount of Fifty-One Million Fifty Thousand and No/Dollars ($51,050,000.00) made by Peak Resorts and Mount Snow, as co-borrowers, to the order of Lender, and (iv) an Amended and Restated Promissory Note dated December 1, 2014 in the original principal amount of Four Million Five-Hundred Fifty Thousand and No/Dollars ($4,550,000.00) made by Peak Resorts and Sycamore Lake, as co-borrowers, to Lender  (as the same may from time to time be amended, supplemented, restated or otherwise modified, collectively, the "2014 Notes" and together with the Hunter Note, the “Notes”).

F. Certain terms and conditions of the 2014 Loans are set forth in the Master Credit and Security Agreement dated December 1, 2014 by and between the 2014 Borrowers and Lender (as the same may from time to time be amended, supplemented, restated or otherwise modified, collectively, the "2014 Loan Agreement" and together with the Hunter Loan Agreement, collectively the “Loan Agreements”).

G. As a condition precedent to making the Hunter Loan, Lender has required that Guarantor execute and deliver this Guaranty to Lender.  Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Hunter Loan Agreement.

H. Guarantor will derive substantial benefit from (i) EPT Ski making the Hunter Loan to the Hunter Borrowers and (ii) Lender continuing the 2014 Loans to the 2014 Borrowers, and, therefore, Guarantor desires to guaranty payment to Lender of the Debt (as defined herein).

NOW, THEREFORE, to induce EPT Ski to extend the Hunter Loan to the Hunter Borrowers, and in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees for the benefit of Lender, as follows:

1. Recitals; Defined Terms.  The foregoing recitals are hereby incorporated by reference.  Capitalized terms not otherwise herein specifically defined shall the meaning ascribed thereto in the Hunter Loan Agreement.

Exhibit 10.4

2. Guaranty of Payment.  Guarantor hereby assumes liability for and guarantees payment to Lender of all principal of, prepayment premium (if any) and interest due under the Notes and payment of all other obligations and liabilities or sums due or to become due under the Notes, the mortgages referred to in Loan Agreements (collectively, the “Mortgages”) or any other Loan Documents referred to in the Loan Agreements (collectively, the “Loan Documents”), including, without limitation, interest on said obligations, liabilities or sums now due or to become due under the Notes, the Mortgages or any other Loan Documents; and any further or subsequent advances made pursuant to the Notes, the Mortgages or any other Loan Documents by Lender to protect or preserve the properties secured by the Mortgages or the lien or security created by the Loan Documents, or for taxes, assessments, insurance premiums or other matters as provided in the Loan Documents (said amounts and other sums, collectively, the “Debt”).  This is a guaranty of payment and performance and not of collection.  The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrowers or any other person (including, without limitation, other guarantors, if any), nor against the collateral for the Loans.  Guarantor waives any right to require that an action be brought against any Borrowers or any other person or to require that resort be had to any collateral for the Loans, or to any balance of any deposit account or credit on the books of Lender in favor of Borrowers or any other person.  In the event of a default under the Loan Documents which is not cured within any applicable grace or cure period, Lender shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral for the Loans) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be non‑exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity.  If the obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, including, without limitation, the exercise of any rights or remedies available to Lender under any pledge or hypothecation agreement made by Guarantor in favor of Lender in connection with the Loans, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining obligations guaranteed hereby, even though any rights which Guarantor may have against Borrowers may be destroyed or diminished by the exercise of any such remedy.

3. Guaranty of Performance.  Guarantor also hereby unconditionally and irrevocably guarantees to Lender the timely performance of all other Obligations under all of the Loan Documents, including, without limiting the generality of the foregoing:

that Borrowers will make all deposits required under the terms of the Loan Agreements and the other Loan Documents, as and when required;

that Borrowers will promptly pay in full and discharge all taxes, liens and assessments prior to the day upon which the same shall become;

that Borrowers will pay, at or before the times required by the Loan Documents, the premiums on all policies of insurance required to be maintained under the terms of the Loan Documents; and

Exhibit 10.4

that Borrowers will duly and punctually perform and observe all other terms, covenants and conditions of the Notes, the Loan Agreements, the Mortgages and all other Loan Documents.

Upon demand by Lender following the occurrence of an Event of Default under any Loan Documents, Guarantor will cause all Improvements (as defined in any Loan Documents) to be completed in accordance with the requirements of the Loan Agreements and will pay all bills in connection therewith.  The liability and obligations under this Section 3 shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 2.

4. Guaranty to be Absolute. Guarantor expressly agrees that until the Loans are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

Any act or event which might otherwise discharge, reduce, limit or modify Guarantor’s obligations under this Guaranty or any other guaranty;

Any waiver, extension, modification, forbearance, delay or other act or omission of Lender, or its failure to proceed promptly or otherwise as against Borrowers, Guarantor or any security;

Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrowers; or

Any dealings occurring at any time between Borrowers and Lender, whether relating to the Loans or otherwise.

Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters.  It is the purpose and intent of this Guaranty that the obligations of Guarantor under this Guaranty shall be absolute and unconditional under any and all circumstance.

5. Waivers by Guarantor. To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of:

any right to require Lender to proceed against Borrowers or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power or under any other agreement before proceeding against Guarantor hereunder, or any defense based on suretyship or impairment of collateral;

any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

Exhibit 10.4

demand, presentment for payment, notice of nonpayment, protest, notice of protest and, except as provided in the Loan Documents or as required by applicable law, all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non‑action on the part of Borrowers, Lender, any endorser or creditor of Borrowers or of Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

any defense based upon an election of remedies by Lender;

any right or claim of right to cause a marshalling of the assets of Guarantor;

any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty;

any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrowers or any the property secured by the Mortgages, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrowers, of the condition of the property secured by the Mortgages and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder;

any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

any lack of commercial reasonableness in dealing with the collateral for the Loans;

any deficiencies in the collateral for the Loans or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

an assertion or claim that the automatic stay provided by 11 U.S.C. § 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrowers) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now existing or hereafter acquired, which Lender may have against Guarantor or the collateral for the Loans; and

Exhibit 10.4

any modifications of the Loan Documents or any obligation of Borrowers relating to the Loans by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise.

6. General Provisions.

Fully Recourse.  Notwithstanding any provisions of any other Loan Documents to the contrary, if any, all of the terms and provisions of this Guaranty are recourse obligations of Guarantor and not restricted by any limitation on personal liability.

Survival.  To the fullest extent permitted by law, this Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Mortgages or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loans is paid or satisfied in full.

Subordination; No Recourse Against Lender.  Guarantor hereby subordinates any and all indebtedness of Borrowers now or hereafter owed to Guarantor to all indebtedness of Borrowers to Lender, and agrees with Lender that Guarantor shall not demand or accept any payment of principal or interest from Borrowers, shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loans.  Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty, or under the provisions of any of the other Loan Documents.

Reservation of Rights.  Nothing contained in this Guaranty shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrowers, Guarantor, or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. § 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

Financial Statements.  Guarantor hereby agrees, as a material inducement to Lender to make the Loans to Borrowers, to furnish to Lender promptly upon demand by Lender current and dated financial statements detailing the assets and liabilities of Guarantor certified by Guarantor, in form and substance acceptable to Lender.  Guarantor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Guarantor did or will, at the time of such delivery, fairly and accurately present the financial condition of Guarantor.

Exhibit 10.4

Rights Cumulative; Payments.  The obligations of Guarantor hereunder are independent of the obligations of Borrowers and Lender’s rights under this Guaranty shall be in addition to all rights of Lender under the Notes, the Mortgages and the other Loan Documents.  In the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not any Guarantor is the alter ego of any of the Borrowers and whether or not any Borrowers are joined therein or a separate action or actions are brought against any Borrowers.  Lender’s rights hereunder shall not be exhausted until all of the obligations of Guarantor hereunder have been fully paid and performed.

No Limitation on Liability.  Guarantor hereby consents and agrees that Lender may at any time and from time to time without further consent from Guarantor do any of the following events, and the liability of Guarantor under this Guaranty shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Guarantor or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or otherwise granted by Lender or extension or renewal of the Notes; (ii) any sale, assignment or foreclosure of the Notes, the Mortgages or any of the other Loan Documents or any sale or transfer of any property secured by any of the Mortgages; (iii) any change in the composition of Borrowers, including, without limitation, the withdrawal or removal of Guarantor from any current or future position of ownership, management or control of Borrowers; (iv) the accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrowers in any of the Loan Documents; (v) the release of Borrowers or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loans; (vii) Lender’s failure to record the Mortgages or to file any financing statement (or Lender’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loans; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever.  No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loans, nor any course of dealing with Borrowers or any other person, shall limit, impair or release Guarantor’s obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender.  Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

Enforcement, Governing Law.  This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance, and its validity, enforcement and interpretation shall be governed by the laws of the State of Missouri (without regard to any principles of conflicts of laws) and applicable United States federal law.

Exhibit 10.4

Attorneys’ Fees.  In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Guaranty, or any portion thereof, Guarantor agrees to pay to Lender any and all costs and expenses, including, without limitation, reasonable attorneys’ fees, costs and disbursements, incurred by Lender as a result thereof.

Successive Actions.  A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter guaranteed by Guarantor under this Guaranty.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

Reliance.  Lender would not make the Loans to Borrowers without Guarantor entering into this Guaranty.  Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Loans shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

Waiver by Guarantor.  Guarantor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrowers, Guarantor shall not seek or cause Borrowers or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor or the collateral for the Loans by virtue of this Guaranty or otherwise.

Joint and Several Liability.  Notwithstanding anything contained in this Guaranty to the contrary, all of the obligations of each Guarantor arising hereunder shall be jointly and severally binding on each and every Guarantor.

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[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Exhibit 10.4

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

PEAK RESORTS, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	JFBB SKI AREAS, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President
MAD RIVER MOUNTAIN, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	S N H DEVELOPMENT, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President
L.B.O. HOLDING, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	MOUNT SNOW, LTD. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President
SYCAMORE LAKE, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	HIDDEN VALLEY GOLF AND SKI, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President
SNOW CREEK, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	PAOLI PEAKS, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President
DELTRECS, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	BRANDYWINE SKI RESORT, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President
BOSTON MILLS SKI RESORT, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	WC ACQUISITION CORP. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President
RESORT HOLDINGS, L.L.C. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President	BLC OPERATORS, INC. By: /s/ Stephen J. Mueller Stephen J. Mueller, Vice President

Exhibit 10.4

Exhibit 10.4 HUNTER MOUNTAIN ACQUISITION, INC. By: /s/ Stephen J. Mueller____________ Stephen J. Mueller, Vice President	HUNTER MOUNTAIN SKI BOWL INC. By: /s/ Stephen J. Mueller_____________ Stephen J. Mueller, Vice President
HUNTER MOUNTAIN FESTIVALS, LTD. By: /s/ Stephen J. Mueller____________ Stephen J. Mueller, Vice President	HUNTER MOUNTAIN RENTALS LTD. By: /s/ Stephen J. Mueller____________ Stephen J. Mueller, Vice President
HUNTER RESORT VACATIONS, INC. By: /s/ Stephen J. Mueller ___________ Stephen J. Mueller, Vice President	HUNTER MOUNTAIN BASE LODGE, INC. By: /s/ Stephen J. Mueller___________ Stephen J. Mueller, Vice President
FROSTY LAND, INC. By: /s/ Stephen J. Mueller____________ Stephen J. Mueller, Vice President